UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      February 7, 2005

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 7, 2005, Lincare Holdings Inc. issued a press release announcing its results of operations for the quarter and year ended December 31, 2004.  A copy of the company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

In December 2004, one of our pharmacies received a Warning Letter from the Food and Drug Administration concerning certain operations at the pharmacy.  We have responded to the Warning Letter and remain committed to working with the Food and Drug Administration to resolve this matter.  However, we are unable to predict whether or when we will be able to reach a satisfactory resolution of this matter.

In January 2005, agents of the Federal Bureau of Investigation executed search warrants and seized documents at certain offices in Florida of Bane Medical Services, Inc. and Oxygen and Respiratory Therapy, Inc.  The search warrants relate to the operations of the businesses prior to our acquisition of the underlying assets.  We believe that we have recourse against the seller of the businesses for any claims arising out of the government’s investigation.  We may institute legal proceedings against the seller seeking rescission of the transaction or, in the alternative, damages for any harm suffered by us.  We intend to cooperate with the government’s investigation.  We can give no assurances as to whether the investigation will have an adverse impact on our operations or whether we will be able to successfully enforce our legal rights against the seller.

We have recently had preliminary discussions with the United States Attorney’s Office for the Middle District of Florida in an effort to resolve an ongoing investigation.  We have cooperated with the investigation and have responded to document requests periodically over the last five years.  As previously disclosed in June 2000, the investigation concerns, among other things, our dealings with physicians and the delivery by certain of our operating centers in Florida of respiratory and other services to patients.  We are unable to predict whether or when we will be able to reach a satisfactory resolution of this matter.

As a health care provider, our marketing, billing, documenting and other practices are all subject to government scrutiny.  To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by us for payment of services rendered to customers.  Similarly, government agencies periodically open investigations and obtain information from health care providers pursuant to legal process.  From time to time, we receive inquiries from various government agencies requesting customer records and other documents.  It has been our policy to cooperate with all such requests for information.

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits

	99.1	Press release of Lincare Holdings Inc., dated February 7, 2005

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCARE HOLDINGS INC.

By:	/s/ PAUL G. GABOS

Paul G. Gabos Chief Financial Officer, Treasurer and Secretary

February 7, 2005